Exhibit 5.4

May 19, 2008

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Ladies and Gentlemen:

Registration Statement on Form S-3

I am Associate General Counsel for PartnerRe Ltd., a company incorporated under the laws of Bermuda (“PartnerRe”). This opinion as to Bermuda law is being given in connection with the filing by PartnerRe and PartnerRe Finance A LLC (“PartnerRe Finance”) with the United States Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (i) senior debt securities of PartnerRe Finance (the “Debt Securities”) and (ii) PartnerRe’s guarantee of the Debt Securities (the “Guarantee”).

The Debt Securities and the Guarantees are collectively referred herein as the “Securities.” For the purposes of this opinion I have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion.

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement and the Prospectus contained therein have the same meanings when used in this opinion.

In stating my opinion I have reviewed such documents and have relied upon originals or certified copies of such documents as I have deemed relevant and necessary as a basis for such opinion, and I have not attempted independently to verify or establish the factual matters set forth in such documents.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to me, I am of the opinion that:

(1) PartnerRe is an exempted company incorporated with limited liability, validly organized and existing and in good standing under the laws of Bermuda.

(2) When resolutions of the Board of Directors of PartnerRe have been duly adopted to approve the creation of and issue of the Guarantee, in accordance with the respective terms and conditions of the applicable Indenture or Guarantee Agreement as more particularly referred to or summarised in the Registration Statement, and to authorize the execution and delivery thereof, all necessary action required to be taken by PartnerRe pursuant to Bermuda law will have been taken by or on behalf of PartnerRe for the issue by PartnerRe of the Guarantee.

(3) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Securities.

Reservations

I have the following reservations:

(a) I express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term “good standing” means that PartnerRe has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

Disclosure

This opinion is addressed to you in connection with the filing by PartnerRe and PartnerRe Finance of Post-Effective Amendment No. 1 to the Registration Statement with the United States Securities and Exchange Commission. I consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. I further consent to the reference to me under the caption “Legal Opinions” in the prospectus as part of the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Marc Wetherhill
Marc Wetherhill

SCHEDULE

1. A copy of Post-Effective Amendment No.1 to the Registration Statement dated 19 May 2008.

2. A copy of the form of Indenture among PartnerRe Finance A LLC, as issuer, PartnerRe Ltd., as guarantor, and The Bank of New York, as trustee, incorporated by reference as Exhibit 4.8 to Post-Effective Amendment No. 1 to the Registration Statement.

3. A copy of the form of Debt Securities Guarantee Agreement between PartnerRe Ltd., as guarantor, and The Bank of New York, as guarantee trustee, incorporated by reference as Exhibit 4.30 to Post-Effective Amendment No. 1 to the Registration Statement.

4. The Certificate of Incorporation, Memorandum of Association and Bye- Laws of PartnerRe.

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